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                                                                Exhibit 99.1
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SIGHT RESOURCE
CORPORATION


                           SIGHT RESOURCE CORPORATION

                      ANNOUNCES NEW CHIEF FINANCIAL OFFICER

CINCINNATI, OHIO, March 12, 2004 - SIGHT RESOURCE CORPORATION (OTC: VISN), a leading provider of primary eye care products, services, and managed vision care programs, today announced that Donald L. Radcliff has been appointed the new Chief Financial Officer.

Don Radcliff started with Sight Resource Corporation in January of 2003 as it's Controller. In October of 2003, Dale Fuller took over as an interim Chief Financial Officer with the Company. Since then he has transitioned the position over to Don Radcliff. Don is formerly from Mercantile Stores Company, Inc. where he spent 20 years.

Carene Kunkler, President and Chief Executive Officer of Sight Resource Corporation stated, "Don has done a great job of improving accounting processes for the Company, which helps us to better focus on making the company profitable. Don will also continue in his role as Controller with the Company."

Sight Resource Corporation is one of the country's leading providers of primary eye care products and services including managed vision care programs, now operating 99 primary eye care centers in the U.S. The Company provides a full range of eyewear, contact lenses, prescription and non-prescription sun wear, and a complete line of accessories through an integrated network of opticians, optometrists, and ophthalmologists affiliated with its primary eye care chains:
Cambridge Eye Doctors in Massachusetts and New Hampshire, E.B. Brown Opticians in Ohio and Pennsylvania, Eyeglass Emporium in Indiana, Kent Optical in Michigan, Vision Plaza in Louisiana and Mississippi, and Vision World in Rhode Island.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this news release which are not historical fact and are forward-looking statements based upon management's current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and additional factors affecting the Company's business are described in the Company's Form 10-K for the fiscal year ended December 29, 2001, as amended, filed with the Securities and Exchange Commission, and as supplemented by the Company's Form 10-Q for the quarter ended September 28, 2002, also filed with the SEC."

CONTACT:
Sight Resource Corp.
Carene Kunkler, President
(513) 527-9770